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                                                                       EXHIBIT 1

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                             Joint Filing Agreement

     The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the common stock, par value $.00001 per share, of Xechem International, Inc.

Dated: November 27, 1996
                                       THE EDWARD A. BLECH TRUST,
                                       Rabbi Mordechai Jofen, Trustee

                                       By: /s/ RABBI MORDECHAI JOFEN
                                           Rabbi Mordechai Jofen, Trustee

                                       /s/ DAVID BLECH
                                       David Blech